UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32349

Bermuda	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) and (b).  As previously disclosed, Signet Jewelers Limited (the “Company” or “Signet”) will be relocating its principal accounting function to the United States from the United Kingdom during the fiscal year ending January 28, 2012.  In recognition of that fact, and the fact that the Company’s long time independent registered public accounting firm, KPMG Audit Plc, a UK public limited company (“KPMG UK”) and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative ("KPMG International"), a Swiss entity, does not have an office in the United States, on March 28, 2011, the Company’s Audit Committee, in consultation with KPMG UK, determined to accept the resignation of KPMG UK as its independent registered public accounting firm, effective May 1, 2011, and to engage KPMG LLP, a Delaware limited liability partnership and the U.S. member firm of KPMG International (“KPMG US”) as its independent registered public accounting firm, effective May 1, 2011.  Additionally on the same date, the Audit Committee determined not to re-nominate KPMG UK as its independent registered public accounting firm for the fiscal year ending January 28, 2012, but instead to nominate, KPMG US as the Company’s independent registered public accounting firm for that year, subject to approval of the Company’s shareholders at the Annual General Meeting of Shareholders to be held on June 16, 2011 (the “Annual Meeting”), as required by Bermuda law.  KPMG US has served as the independent auditor of the Company’s subsidiaries, Signet US Holdings, Inc. and Sterling Jewelers, Inc. and their subsidiaries, and has performed audit procedures at the direction of KPMG UK in connection with its audit of the Company.  Following effectiveness of its resignation as principal accountant, KPMG UK will continue to provide audit services to Signet Group Limited and the Company’s other UK subsidiaries.

The audit reports of KPMG UK on the Company’s consolidated financial statements as of and for the fiscal years ended January 30, 2010 and January 29, 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG UK on the effectiveness of internal control over financial reporting as January 30, 2010 and January 29, 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 30, 2010 and January 29, 2011, and the subsequent interim period through the date of this Report (1) there were no disagreements within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG UK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG UK, would have caused KPMG UK to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company, and (2) there were no “reportable events” involving the Company within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KPMG UK with a copy of the foregoing disclosure and has requested that KPMG UK furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether KPMG UK agrees with such disclosure and, if not, stating the respects in which it does not agree. A copy of KPMG UK’s letter, dated March 31, 2011, in which KPMG UK stated that it agrees with such disclosure, is filed herewith as Exhibit 16.1.

Other than consultations during the normal course of the client auditor relationship described above, the Company has not, nor has anyone on its behalf, consulted KPMG US during the fiscal years ended January 30, 2010 and January 29, 2011 and the subsequent interim period prior to March 28, 2011 (the date of the Audit Committee meeting at which KPMG US was retained as independent registered public accounting firm, effective May 1, 2011) regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” involving the Company within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K; neither has KPMG US provided the Company a written report or oral advice that KPMG US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

 Exhibit 16.1 Letter of KPMG Audit Plc dated March 31, 2011, addressed to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: March 31, 2011

	By:	/s/ Mark A. Jenkins
	Name:	Mark A. Jenkins
	Title:	Group Company Secretary

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Exhibit Index

Exhibit No.	Description

16.1	Letter of KPMG Audit Plc dated March 31, 2011, addressed to the Securities and Exchange Commission.

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